Exhibit 32

CERTIFICATIONS

In connection with the Annual Report of Security Devices International, Inc. (the “Company”) on Form 10-K for the period ending November 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), Gregory Sullivan, the Principal Executive Officer and Rakesh Malhotra the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

March 13, 2012	By: /s/ Gregory Sullivan
Gregory Sullivan, Principal Executive Officer

March 13, 2012	By: /s/ Rakesh Malhotra
Rakesh Malhotra, Principal Financial Officer